As filed with the Securities and Exchange Commission on August 12, 2009
Registration No. 333-141086

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 3 TO
FORM S-1 REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

RANCHER ENERGY CORP.
(Exact name of registrant as specified in its charter)

Nevada	1311	98-0422451
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

999-18th Street, Suite 3400 Denver, Colorado 80202 (303) 629-1125	John Works President & Chief Executive Officer 999-18th Street, Suite 3400 Denver, Colorado 80202 (303) 629-1125
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)	(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Robert M. Bearman, Esq.
Patton Boggs LLP
1801 California St., Suite 4900
Denver, CO 80264
(303) 830-1776

Approximate date of commencement of proposed sale to the public: From time to time after the registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐		Accelerated filer ☐
Non-accelerated filer ☐	(Do not check if a smaller reporting company)	Smaller reporting company ☑

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.  Other Expenses of Issuance and Distribution.

The following is an itemization of all expenses (subject to future contingencies) incurred or to be incurred by the Registrant in connection with the registration of the securities being offered.  The selling stockholders will not pay any of the following expenses.

Type of Expense	Amount

Registration Fees	$8,000
Transfer Agent Fees	$12,000
Costs of Printing and Engraving	$20,000
Legal Fees	$200,000
Accounting Fees	$100,000
Total	$340,000

Item 14.  Indemnification of Directors and Officers.

Our Amended and Restated Articles of Incorporation provide for the indemnification of our directors, officers, employees and agents to the fullest extent permitted by the laws of the State of Nevada.  Section 78.7502  of the Nevada General Corporation Law permits a corporation to indemnify any of its directors, officers, employees or agents against expenses actually and reasonably incurred by such person in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (except for an action by or in right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, provided that it is determined that such person acted in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Section 78.751 of the Nevada General Corporation Law requires that the determination that indemnification is proper in a specific case must be made by (a) the stockholders, (b) the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding or (c) independent legal counsel in a written opinion (i) if a majority vote of a quorum consisting of disinterested directors is not possible or (ii) if such an opinion is requested by a quorum consisting of disinterested directors.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”) may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 15.  Recent Sales of Unregistered Securities.

On May 15, 2006, in conjunction with his employment, we granted John Works, our President, Chief Executive Officer, and a member of our Board of Directors, an option to purchase 4,000,000 shares of our common stock at a price of $0.00001 per share. These options vested over time through May 31, 2009. The table that follows summarizes the exercise of Mr. Works’ options:

Exercise Date	Number of Options Exercised	Exercise Price	Aggregate Purchase Price
May 15, 2006	1,000,000	$0.00001	$10.00
April 19, 2007	750,000	$0.00001	$7.50
May 31, 2007	250,000	$0.00001	$2.50
August 31, 2007	250,000	$0.00001	$2.50
November 30, 2007	250,000	$0.00001	$2.50
February 29, 2008	250,000	$0.00001	$2.50
June 2, 2008	250,000	$0.00001	$2.50
September 4, 2008	250,000	$0.00001	$2.50
December 12, 2008	250,000	$0.00001	$2.50
May 12, 2009	250,000	$0.00001	$2.50
May 29, 2009	250,000	$0.00001	$2.50

Mr. Works is an accredited investor. The foregoing transaction was made pursuant to Section 4(2) of the Securities Act.

Pursuant to our 2006 Stock Incentive Plan (the 2006 Stock Incentive Plan), we granted options to purchase shares of common stock to officers employees, directors and a consultant as summarized below:

Date	Granted To	Number of Options	Exercise Price	Vesting	Term
October 2, 2006	Officer and Employee	825,000	$1.75	Annually over three-year period	5 years
October 16, 2006	Officer	1,500,000	$2.10	“	“
January 12, 2007	Officer	1,000,000	$3.19	“	“
February 16, 2007	Director	10,000	$1.63	50% at 1st and 2nd anniversaries of grant	“
April 10, 2007	Employees	223,000	$1.18	33.3% on 1st , 2nd and 3rd anniversaries of grant	“
April 10, 2007	Consultant	25,000	$1.64	50% at 8/31/07 and 50% at 2/29/08	“
April 20, 2007	Directors	40,000	$1.02	20% on 1st, 2nd, 3rd, 4th and 5th anniversaries of grant	10 years
August 27, 2007	Officer	450,000	$0.45	33.3% on 1st, 2nd and 3rd anniversaries of grant	5 years
February 2, 2008	Employee	15,000	$0.39	33.3% on 1st, 2nd and 3rd anniversaries of grant	“

The options granted to officers and employees are subject to early termination of the individual’s employment with us. The foregoing transactions were made pursuant to Section 4(2) of the Securities Act.

On December 21, 2006, we entered into a Securities Purchase Agreement, as amended, with institutional and individual accredited investors to effect a $79,500,000 private placement of shares of our common stock and other securities in multiple closings. As part of this private placement, we raised an aggregate of $79,405,418 and issued (i) 45,940,510 shares of common stock, (ii) promissory notes that were convertible into 6,996,342 shares of common stock, and (iii) warrants to purchase 52,936,832 shares of common stock. The warrants issued to investors in the private placement are exercisable during the five year period beginning on the date we amended and restated our Articles of Incorporation to increase our authorized shares of common stock, which was March 30, 2007. The notes issued in the private placement automatically converted into shares of common stock on March 30, 2007. In conjunction with the private placement, we also used services of placement agents and have issued warrants to purchase 3,633,313 shares of common stock to these agents or their designees. The warrants issued to the placement agents or their designees are exercisable during the two year period (warrants to purchase 2,187,580 shares of common stock) or the five year period (warrants to purchase 1,445,733 shares of common stock) beginning on the date we amended and restated our Articles of Incorporation to increase our authorized shares of common stock, which was March 30, 2007. All of the warrants issued in conjunction with the private placement have an exercise price of $1.50 per share. The securities issued in the private placement bear a standard restrictive legend generally used in accredited investor transactions. The foregoing transactions were made pursuant to Section 4(2) of the Securities Act.  In partial consideration for the extension of the closing date of our acquisition of the Cole Creek South Field and the South Glenrock B Field, we issued in December 2006 to the seller of the oil and gas properties a warrant to purchase up to 250,000 shares of our common stock at an exercise price of $1.50 per share. The seller may exercise the warrant at any time beginning June 22, 2007 and ending December 22, 2011. The foregoing transaction was made pursuant to Section 4(2) of the Securities Act.

On April 20, 2007, our Board of Directors appointed William A. Anderson, Joseph P. McCoy, Patrick M. Murray, and Myron M. Sheinfeld as members of the Board to serve until the next annual meeting of stockholders or their successors are duly elected and qualified. We had no special arrangements, related party transactions or understandings with the foregoing appointed directors in connection with their appointment to the Board, except for compensation arrangements. On April 20, 2007, each newly appointed director was granted an option to purchase 10,000 shares of our common stock pursuant to our 2006 Stock Incentive Plan, as summarized in the table above. Each newly appointed director will be entitled to receive annual grants of options to purchase 10,000 shares that will be priced at the future grant dates. Each newly appointed director also received a stock grant of 100,000 shares of our common stock that vests 20% (20,000 shares) on the date of grant with vesting 20% per year thereafter. The foregoing transactions were made pursuant to Section 4(2) of the Securities Act.

Under the terms of the registration rights agreement, we were obligated to pay the holders of the registrable securities issued in December 21, 2006 private placement liquidated damages if the registration statement filed in conjunction with the private placement was not declared effective by the SEC within 150 days of the closing of the private placement and every 30 days thereafter until the registration statement is declared effective. The closing occurred on December 21, 2006. The amount due on each applicable date is 1% of the aggregate purchase price or $794,000. Pursuant to the terms of the registration rights agreement, the number of shares issued on each payment date is based on the payment amount of $794,000 divided by an amount that equals 90% of the volume weighted average price of our common stock for the 10 days immediately preceding the payment date. The table below summarize the shares issued pursuant to the terms of the registration rights agreement:

Payment Date	90% of Volume Weighted Average Price for 10 Days Preceding Payment	Shares Issued	Closing Price at Payment Date	Value of Shares Issued
May 18, 2007	$0.85	933,458	$1.04	$970,797
June 19, 2007	$0.84	946,819	$0.88	$833,201
July 19, 2007	$0.60	1,321,799	$0.66	$872,387

Payment Date	90% of Volume Weighted Average Price for 10 Days Preceding Payment	Shares Issued	Closing Price at Payment Date	Value of Shares Issued
August 17, 2007	$0.45	1,757,212	$0.41	$720,457
September 17, 2007	$0.32	2,467,484	$0.34	$838,945
October 17, 2007	$0.55	1,443,712	$0.57	$822,915
October 31, 2007	$0.43	861,085	$0.47	$404,710
		9,731,569		$5,463,412

The foregoing transaction was made pursuant to Section 4(2) of the Securities Act.

On May 31, 2007, we granted 100,000 shares of our common stock to Mark Worthey, a director, which vests 20% (20,000 shares) on the date of grant with vesting 20% per year thereafter. The foregoing transaction was made to align his stock ownership interests with our other directors and pursuant to Section 4(2) of the Securities Act.

Pursuant to the terms of a consulting agreement that we previously entered into with an executive search consulting firm, on June 27, 2007 we granted 107,143 shares of our common stock in the aggregate, pursuant to our 2006 Stock Incentive Plan, to the principals of the consulting firm as partial consideration for the services provided to us by the consulting firm. The foregoing transaction was made pursuant to Section 4(2) of the Securities Act.

 Pursuant to a Board of Directors resolution adopted April 20, 2007, Directors may receive common stock in lieu of cash for Board Meeting Fees, Committee Fees and Committee Chairman Fees. The number of shares granted under the terms of the resolution were computed based upon the amount of fees due to the directors and the fair market value of our common stock on the date of issuance. The following table summarizes issuances of common stock pursuant to such resolution:

Date of Issue	Number of Shares Issued		Fair Market Value Per Share at Issue Date
Jun 30, 2007	101,713			$.0.73
Sep 30, 2007	181,098			$0.41
Dec 31, 2007	275,001			$0.27
Mar 31, 2008	190,.385			$0.39
Jun 30, 2008	239,514			$0.31
Sep 30, 2008	495,000			$0.15
Dec 31, 2008	2,653,845			$0.026
Mar 31, 2009	0	*	$	N/A

The foregoing transactions were made pursuant to Section 4(2) of the Securities Act.

*All of the non-employee directors elected to forego stock compensation for the quarter ended March 31, 2009.

Item 16.  Exhibits.

Exhibit	Description
3.1	Amended and Restated Articles of Incorporation (1)
3.2	Articles of Correction (2)
3.3	Amended and Restated Bylaws (3)
4.1	Form of Stock Certificate for Fully Paid, Non-Assessable Common Stock of the Company (4)
4.2	Form of Registration Rights Agreement, dated December 21, 2006 (5)
4.3	Form of Warrant to Purchase Common Stock (5)
5.1	Opinion of Patton Boggs LLP concerning the legality of the securities being registered.(28)
10.1	Employment Agreement between John Works and Rancher Energy Corp., dated June 1, 2006 (6)
10.2	Assignment Agreement between PIN Petroleum Partners Ltd. and Rancher Energy Corp., dated June 6, 2006 (6)
10.3	Loan Agreement between Enerex Capital Corp. and Rancher Energy Corp., dated June 6, 2006 (6)
10.4	Letter Agreement between NITEC LLC and Rancher Energy Corp., dated June 7, 2006 (6)
10.5	Loan Agreement between Venture Capital First LLC and Rancher Energy Corp., dated June 9, 2006 (7)
10.6	Exploration and Development Agreement between Big Snowy Resources, LP and Rancher Energy Corp., dated June 15, 2006 (6)
10.7	Assignment Agreement between PIN Petroleum Ltd. And Rancher Energy Corp., dated June 6, 2006.(6)
10.8	Rancher Energy Corp. 2006 Stock Incentive Plan (8)
10.9	Rancher Energy Corp. 2006 Stock Incentive Plan Form of Option Agreement (8)
10.10	Denver Place Office Lease between Rancher Energy Corp. and Denver Place Associates Limited Partnership, dated October 30, 2006 (9)
10.11	Amendment to Purchase and Sale Agreement between Wyoming Mineral Exploration, LLC and Rancher Energy Corp. (10)
10.12	Product Sale and Purchase Agreement by and between Rancher Energy Corp. and the Anadarko Petroleum Corporation, dated December 15, 2006(11)
10.13	Voting Agreement between Rancher Energy Corp. and Stockholders identified therein, dated as of December 13, 2006 (5)
10.14	Rancher Energy Corp. 2006 Stock Incentive Plan Form of Restricted Stock Agreement (12)
10.15	First Amendment to Employment Agreement by and between John Works and Rancher Energy Corp., dated March 14, 2007 (13)
10.16	Employment Agreement between Richard Kurtenbach and Rancher Energy Corp., dated August 3, 2007(14)
10.17	Term Credit Agreement between Rancher Energy Corp. and GasRock Capital LLC, dated as of October 16, 2007 (15)
10.18	Term Note made by Rancher Energy Corp. in favor of GasRock Capital LLC, dated October 16, 2007 (15)
10.19	Mortgage, Security Agreement, Financing Statement and Assignment of Production and Revenues from Rancher Energy Corp. to GasRock Capital LLC, dated as of October 16, 2007 (16)
10.20	Security Agreement between Rancher Energy Corp. and GasRock Capital LLC, dated as of October 16, 2007 (15)
10.21	Conveyance of Overriding Royalty Interest by Rancher Energy Corp. in favor of GasRock Capital LLC, dated as of October 16, 2007 (15)
10.22	ISDA Master Agreement between Rancher Energy Corp. and BP Corporation North America Inc., dated as of October 16, 2007 (15)
10.23	Restricted Account and Securities Account Control Agreement by and among Rancher Energy Corp., GasRock Capital LLC, and Wells Fargo Bank, National Association, dated as of October 16, 2007 (15)
10.24	Intercreditor Agreement by and among Rancher Energy Corp., GasRock Capital LLC, and BP Corporation North America Inc., dated as of October 16, 2007 (15)
10.25	First Amendment to Denver Place Office lease between Rancher Energy Corp. and Denver Place Associates Limited Partnership, dated March 6, 2007 (13)
10.26
Carbon Dioxide Sale & Purchase Agreement between Rancher Energy Corp. and ExxonMobil Gas & Power Marketing Company, dated effective as of February 1, 2008 (Certain portions of this agreement have been redacted and have been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Request). (16)

10.27	Stay Bonus Agreements between Rancher Energy Corp. and John Works and Richard E. Kurtenbach and all of the Company’s employees, dated October 2, 2008.(17)

Exhibit	Description
10.28	First Amendment to Term Credit Agreement between Rancher Energy Corp. and GasRock Capital LLC, dated October 22, 2008.(18)
10.29	Assignment Agreement between Rancher Energy Corp. and Merit Energy Company, LLC, dated March 18,2009.(19)
10.30	Termination of Carbon Dioxide Sale & Purchase Agreement between Rancher Energy Corp. and ExxonMobil Gas & Power Marketing Company, dated April 3, 2009.(20)
10.31	Second Amendment to Term Credit Agreement between Rancher Energy Corp. and GasRock Capital LLC, dated April 30, 2009.(21)
10.32	Third Amendment to Term Credit Agreement between Rancher Energy Corp. and GasRock Capital LLC, dated May 8, 2009.(22)
10.33	Fourth Amendment to Term Credit Agreement between Rancher Energy Corp. and GasRock Capital LLC, dated May 13, 2009.(23)
10.34	Fifth Amendment to Term Credit Agreement between Rancher Energy Corp. and GasRock Capital LLC, dated May 19, 2009.(24)
10.35	Sixth Amendment to Term Credit Agreement between Rancher Energy Corp. and GasRock Capital LLC, dated May 21, 2009.(25)
10.36	Seventh Amendment to Term Credit Agreement between Rancher Energy Corp. and GasRock Capital LLC, dated May 27 2009.(26)
10.37	Eighth Amendment to Term Credit Agreement between Rancher Energy Corp. and GasRock Capital LLC, dated June 3, 2009.(27)
21.1	List of Subsidiaries (12)
23.1	Consent of Patton Boggs LLP (included in Exhibit 5.1)
23.2	Consent of Hein & Associates LLP (previously filed)
23.3	Consent of Ryder Scott Company, L.P., Independent Petroleum Engineers*

* Filed herewith.

(1)	Incorporated by reference from our Current Report on Form 8-K filed on April 3, 2007.

(2)	Incorporated by reference from our Form 10-Q for the quarterly period ended September 30, 2007.

(3)	Incorporated by reference from our Current Report on Form 8-K filed on December 18, 2006.

(4)	Incorporated by reference from our Form SB-2 Registration Statement filed on June 9, 2004.

(5)	Incorporated by reference from our Current Report on Form 8-K filed on December 27, 2006.

(6)	Incorporated by reference from our Annual Report on Form 10-K filed on June 30, 2006.

(7)	Incorporated by reference from our Current Report on Form 8-K filed on June 21, 2006.

(8)	Incorporated by reference from our Current Report on Form 8-K filed on October 6, 2006.

(9)	Incorporated by reference from our Current Report on Form 8-K filed on November 9, 2006.

(10)	Incorporated by reference from our Current Report on Form 8-K filed on December 4, 2006.

(11)	Incorporated by reference from our Current Report on Form 8-K filed on December 22, 2006.

(12)	Incorporated by reference from our Annual Report on Form 10-K filed on June 29, 2007.

(13)	Incorporated by reference from our Current Report on Form 8-K filed on March 20, 2007.

(14)	Incorporated by reference from our Current Report on Form 8-K filed on August 7, 2007.

(15)	Incorporated by reference from our Current Report on Form 8-K filed on October 17, 2007.

(16)	Incorporated by reference from our Current Report on Form 8-K filed on February 14, 2008.

(17)	Incorporated by reference from our Current Report on Form 8-K filed on October 3, 2008.

(18)	Incorporated by reference from our Current Report on Form 8-K filed on October 23, 2008.

(19)	Incorporated by reference from our Current Report on Form 8-K filed on March 24, 2009.

(20)	Incorporated by reference from our Current Report on Form 8-K filed on April 9, 2009.

(21)	Incorporated by reference from our Current Report on Form 8-K filed on April 30, 2009.

(22)	Incorporated by reference from our Current Report on Form 8-K filed on May 11, 2009.

(23)	Incorporated by reference from our Current Report on Form 8-K filed on May 14, 2009.

(24)	Incorporated by reference from our Current Report on Form 8-K filed on May 20, 2009.

(25)	Incorporated by reference from our Current Report on Form 8-K filed on May 22, 2009.

(26)	Incorporated by reference from our Current Report on Form 8-K filed on May 28, 2009.

(27)	Incorporated by reference from our Current Report on Form 8-K filed on June 5, 2009.

(28)	Incorporated by reference from our Amendment No. 4 to Form S-1 filed on October 23, 2007.

Item 17.  Undertakings.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required in Section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
To include any material information with respect to the “Plan of Distribution” not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Securities Act”) may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issues.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on the 12th day of August, 2009.

RANCHER ENERGY CORP., a Nevada corporation

By:	/s/John Works
John Works, President, Chief Executive Officer, Principal Executive Officer, Chief Financial Officer, Principal Financial Officer, Director, Secretary, and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/John Works
John Works	President, Chief Executive Officer, Principal Executive Officer, Chief Financial Officer, Principal Financial Officer, Director, Secretary, and Treasurer	August 12, 2009

*	Director	August 12, 2009
William A. Anderson

*	Director	August 12, 2009
Joseph P. McCoy

*	Director	August 12, 2009
Patrick M. Murray

*	Director	August 12, 2009
Myron (Mickey) M. Sheinfeld

*	Director	August 12, 2009
Mark Worthey

/s/ Richard E. Kurtenbach	Chief Accounting Officer and Principal	August 12, 2009
Richard E. Kurtenbach	Accounting Officer

*By	/s/John Works
John Works, Attorney-in-fact

EXHIBIT INDEX
(Attached To And Made A Part Of This
Post-Effective Amendment No. 3 to Registration Statement On Form S-1
For Rancher Energy Corp. Dated August 12, 2009)

The following is a complete list of Exhibits filed as part of this Registration Statement:

Exhibit	Description
3.1	Amended and Restated Articles of Incorporation (1)
3.2	Articles of Correction (2)
3.3	Amended and Restated Bylaws (3)
4.1	Form of Stock Certificate for Fully Paid, Non-Assessable Common Stock of the Company (4)
4.2	Form of Registration Rights Agreement, dated December 21, 2006 (5)
4.3	Form of Warrant to Purchase Common Stock (5)
5.1	Opinion of Patton Boggs LLP concerning the legality of the securities being registered.(28)
10.1	Employment Agreement between John Works and Rancher Energy Corp., dated June 1, 2006 (6)
10.2	Assignment Agreement between PIN Petroleum Partners Ltd. and Rancher Energy Corp., dated June 6, 2006 (6)
10.3	Loan Agreement between Enerex Capital Corp. and Rancher Energy Corp., dated June 6, 2006 (6)
10.4	Letter Agreement between NITEC LLC and Rancher Energy Corp., dated June 7, 2006 (6)
10.5	Loan Agreement between Venture Capital First LLC and Rancher Energy Corp., dated June 9, 2006 (7)
10.6	Exploration and Development Agreement between Big Snowy Resources, LP and Rancher Energy Corp., dated June 15, 2006 (6)
10.7	Assignment Agreement between PIN Petroleum Ltd. And Rancher Energy Corp., dated June 6, 2006.(6)
10.8	Rancher Energy Corp. 2006 Stock Incentive Plan (8)
10.9	Rancher Energy Corp. 2006 Stock Incentive Plan Form of Option Agreement (8)
10.10	Denver Place Office Lease between Rancher Energy Corp. and Denver Place Associates Limited Partnership, dated October 30, 2006 (9)
10.11	Amendment to Purchase and Sale Agreement between Wyoming Mineral Exploration, LLC and Rancher Energy Corp. (10)
10.12	Product Sale and Purchase Agreement by and between Rancher Energy Corp. and the Anadarko Petroleum Corporation, dated December 15, 2006(11)
10.13	Voting Agreement between Rancher Energy Corp. and Stockholders identified therein, dated as of December 13, 2006 (5)
10.14	Rancher Energy Corp. 2006 Stock Incentive Plan Form of Restricted Stock Agreement (12)
10.15	First Amendment to Employment Agreement by and between John Works and Rancher Energy Corp., dated March 14, 2007 (13)
10.16	Employment Agreement between Richard Kurtenbach and Rancher Energy Corp., dated August 3, 2007(14)
10.17	Term Credit Agreement between Rancher Energy Corp. and GasRock Capital LLC, dated as of October 16, 2007 (15)
10.18	Term Note made by Rancher Energy Corp. in favor of GasRock Capital LLC, dated October 16, 2007 (15)
10.19	Mortgage, Security Agreement, Financing Statement and Assignment of Production and Revenues from Rancher Energy Corp. to GasRock Capital LLC, dated as of October 16, 2007 (16)
10.20	Security Agreement between Rancher Energy Corp. and GasRock Capital LLC, dated as of October 16, 2007 (15)
10.21	Conveyance of Overriding Royalty Interest by Rancher Energy Corp. in favor of GasRock Capital LLC, dated as of October 16, 2007 (15)
10.22	ISDA Master Agreement between Rancher Energy Corp. and BP Corporation North America Inc., dated as of October 16, 2007 (15)
10.23	Restricted Account and Securities Account Control Agreement by and among Rancher Energy Corp., GasRock Capital LLC, and Wells Fargo Bank, National Association, dated as of October 16, 2007 (15)
10.24	Intercreditor Agreement by and among Rancher Energy Corp., GasRock Capital LLC, and BP Corporation North America Inc., dated as of October 16, 2007 (15)

Exhibit	Description
10.25	First Amendment to Denver Place Office lease between Rancher Energy Corp. and Denver Place Associates Limited Partnership, dated March 6, 2007 (13)
10.26
Carbon Dioxide Sale & Purchase Agreement between Rancher Energy Corp. and ExxonMobil Gas & Power Marketing Company, dated effective as of February 1, 2008 (Certain portions of this agreement have been redacted and have been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Request). (16)

10.27	Stay Bonus Agreements between Rancher Energy Corp. and John Works and Richard E. Kurtenbach and all of the Company’s employees, dated October 2, 2008.(17)
10.28	First Amendment to Term Credit Agreement between Rancher Energy Corp. and GasRock Capital LLC, dated October 22, 2008.(18)
10.29	Assignment Agreement between Rancher Energy Corp. and Merit Energy Company, LLC, dated March 18,2009.(19)
10.30	Termination of Carbon Dioxide Sale & Purchase Agreement between Rancher Energy Corp. and ExxonMobil Gas & Power Marketing Company, dated April 3, 2009.(20)
10.31	Second Amendment to Term Credit Agreement between Rancher Energy Corp. and GasRock Capital LLC, dated April 30, 2009.(21)
10.32	Third Amendment to Term Credit Agreement between Rancher Energy Corp. and GasRock Capital LLC, dated May 8, 2009.(22)
10.33	Fourth Amendment to Term Credit Agreement between Rancher Energy Corp. and GasRock Capital LLC, dated May 13, 2009.(23)
10.34	Fifth Amendment to Term Credit Agreement between Rancher Energy Corp. and GasRock Capital LLC, dated May 19, 2009.(24)
10.35	Sixth Amendment to Term Credit Agreement between Rancher Energy Corp. and GasRock Capital LLC, dated May 21, 2009.(25)
10.36	Seventh Amendment to Term Credit Agreement between Rancher Energy Corp. and GasRock Capital LLC, dated May 27 2009.(26)
10.37	Eighth Amendment to Term Credit Agreement between Rancher Energy Corp. and GasRock Capital LLC, dated June 3, 2009.(27)
21.1	List of Subsidiaries (12)
23.1	Consent of Hein & Associates LLP (previously filed)
23.2	Consent of Ryder Scott Company, L.P., Independent Petroleum Engineers*

* Filed herewith.

(1)	Incorporated by reference from our Current Report on Form 8-K filed on April 3, 2007.

(2)	Incorporated by reference from our Form 10-Q for the quarterly period ended September 30, 2007.

(3)	Incorporated by reference from our Current Report on Form 8-K filed on December 18, 2006.

(4)	Incorporated by reference from our Form SB-2 Registration Statement filed on June 9, 2004.

(5)	Incorporated by reference from our Current Report on Form 8-K filed on December 27, 2006.

(6)	Incorporated by reference from our Annual Report on Form 10-K filed on June 30, 2006.

(7)	Incorporated by reference from our Current Report on Form 8-K filed on June 21, 2006.

(8)	Incorporated by reference from our Current Report on Form 8-K filed on October 6, 2006.

(9)	Incorporated by reference from our Current Report on Form 8-K filed on November 9, 2006.

(10)	Incorporated by reference from our Current Report on Form 8-K filed on December 4, 2006.

(11)	Incorporated by reference from our Current Report on Form 8-K filed on December 22, 2006.

(12)	Incorporated by reference from our Annual Report on Form 10-K filed on June 29, 2007.

(13)	Incorporated by reference from our Current Report on Form 8-K filed on March 20, 2007.

(14)	Incorporated by reference from our Current Report on Form 8-K filed on August 7, 2007.

(15)	Incorporated by reference from our Current Report on Form 8-K filed on October 17, 2007.

(16)	Incorporated by reference from our Current Report on Form 8-K filed on February 14, 2008.

(17)	Incorporated by reference from our Current Report on Form 8-K filed on October 3, 2008.

(18)	Incorporated by reference from our Current Report on Form 8-K filed on October 23, 2008.

(19)	Incorporated by reference from our Current Report on Form 8-K filed on March 24, 2009.

(20)	Incorporated by reference from our Current Report on Form 8-K filed on April 9, 2009.

(21)	Incorporated by reference from our Current Report on Form 8-K filed on April 30, 2009.

(22)	Incorporated by reference from our Current Report on Form 8-K filed on May 11, 2009.

(23)	Incorporated by reference from our Current Report on Form 8-K filed on May 14, 2009.

(24)	Incorporated by reference from our Current Report on Form 8-K filed on May 20, 2009.

(25)	Incorporated by reference from our Current Report on Form 8-K filed on May 22, 2009.

(26)	Incorporated by reference from our Current Report on Form 8-K filed on May 28, 2009.

(27)	Incorporated by reference from our Current Report on Form 8-K filed on June 5, 2009.

(28)	Incorporated by reference from our Amendment No. 4 to Form S-1 filed on October 23, 2007.